EXHIBIT 23
                   INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements
Nos. 33-20198, 33-35780 and 2-92811 of Team, Inc. on Form S-8 of our report dated August 24, 1995 (September 13, 1995 as to Note 8) appearing in this annual report on Form 10-K of Team, Inc. for the fiscal year ended May 31, 1995.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Houston, Texas
September 13, 1995
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